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                                                                  EXHIBIT 16.1


                                                                         [LOGO]
[LOGO]  PEAT MARWICK LLP                                              1897-1997

        1000 Walnut, Suite 1600  Telephone 816 474-6480     Telefax 816 656 9652
        P. O. Box 13127
        Kansas City, MO  64199







Securities and Exchange Commission                               April 22, 1997
Washington, D.C.  20549


Ladies and Gentlemen:

We were previously principal accountants for Butler Manufacturing Company and, under the date of February 4, 1997, we reported on the consolidated financial statements of Butler Manufacturing and subsidiaries as of and for the years ended December 31, 1996 and 1995. On April 15, 1997, our appointment as principal accountants was terminated. We have read Butler Manufacturing Company's statements included under Item 4 of its Form 8-K dated April 22, 1997, and we agree with such statements.

                                                  Very truly yours,

                                             s/KPMG Peat Marwick LLP